Exhibit 5

                             METTE ,EVANS & WOODSIDE
                                Attorneys at Law
                            1105 Berkshire Boulevard
                                    Suite 320
                              Wyomissing, PA 19610
                                   -----------
                             Telephone 610-374-1135
                                Fax 610-371-9510

                                                                  July 11, 2005


Board of Directors
Community Banks, Inc.
750 East Park Drive
Harrisburg, PA  17111

         Re: Community Banks, Inc. Substitute PennRock Financial Services Corp. Stock Incentive Plan of 2002

Ladies and Gentlemen:

     You have asked us to provide you with our opinion as to whether the common shares, $5.00 par value, of Community Banks, Inc. (the "Company") which may be issued from time to time pursuant to the Community Banks, Inc. Substitute PennRock Financial Services Corp. Stock Incentive Plan of 2002 (the "Plan"), when and if such shares are issued pursuant to the Plan, will be duly and validly issued, fully paid and nonassessable.

     In connection with this matter, we, as special counsel to the Company, have reviewed the Business Corporation Law of the Commonwealth of Pennsylvania, the Company's Articles of Incorporation, the Company's Bylaws, the Plan document, and such other documents and authority as we have deemed necessary under the circumstances to render the opinion hereinafter set forth.

     Based upon such review, it is our opinion that the common shares of the Company issuable under the Plan, when and as issued in accordance with the provisions of the Plan document, will, when so issued, be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of the name of our firm under Item 5 in Part II of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement which the Company is filing in connection with the registration of 180,967 common shares of the Company issuable under the Plan.

                             Very truly yours,

                             METTE ,EVANS & WOODSIDE


                             /s/ Mary Alice Busby
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                             Mary Alice Busby
                             Authorized Officer